                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Section 14a-11(c) or Rule 14a-12


                         PREMARK INTERNATIONAL, INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                         PREMARK INTERNATIONAL, INC.
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------
- --------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[logo]                       PREMARK INTERNATIONAL, INC.
                             1717 DEERFIELD ROAD
                             DEERFIELD, ILLINOIS 60015

- --------------------------------------------------------------------------------

1994 NOTICE OF               TO OUR SHAREHOLDERS:
ANNUAL MEETING AND
PROXY STATEMENT              You are cordially invited to attend the Company's
                             annual meeting of shareholders to be held on Wednesday, May 4, 1994, at Premark's headquarters,
                             1717 Deerfield Road, Deerfield, Illinois. The meeting will begin at 1:30 p.m.

                             The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. A summary of the proceedings will be included in the first quarter report to shareholders. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it as soon as possible so that your shares will be represented.

                             Sincerely,

                             /s/ Warren L. Batts

                             Warren L. Batts
                             Chairman and
                             Chief Executive Officer

                             March 25, 1994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

- --------------------------------------------------------------------------------

The 1994 annual meeting of shareholders of Premark International, Inc. will be held at Premark's headquarters, 1717 Deerfield Road, Deerfield, Illinois, on Wednesday, May 4, 1994, at 1:30 p.m., to consider and vote upon:

  1. The election of four directors for the term expiring at the 1997 annual meeting of shareholders;

  2. The proposal to ratify the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 31, 1994;

  3. The proposal to approve the Premark International, Inc. 1994 Incentive
     Plan;

  4. The proposal to approve the material terms of performance-based incentives to assure deductibility of compensation exceeding $1 million; and

  5. Such other business as may properly come before the meeting and any adjournment thereof.

The foregoing matters are described in more detail in the attached proxy statement.

Please complete and sign the enclosed proxy card and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted, whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will admit you to the meeting.

By order of the Board of Directors,

/s/ John M. Costigan

John M. Costigan
Secretary

March 25, 1994

CONTENTS                                                PAGE
General Information.................................    1
Election of Directors...............................    1
Security Ownership of Management....................    4
Security Ownership of Certain Beneficial Owners.....    5
Report of the Compensation and Employee Benefits
  Committee on Executive Compensation...............    6
Performance Graph...................................    9
Summary Compensation Table..........................   10
Stock Options.......................................   12
Long-Term Incentive Plan Awards.....................   13
Pension Plans.......................................   13
Compensation of Directors...........................   14
Change-of-Control Arrangements and Employment
  Contracts.........................................   15
Proposal to Ratify the Appointment of Independent
  Auditors..........................................   16
Proposal to Approve the Premark International, Inc.
  1994 Incentive Plan...............................   16
Proposal to Approve the Material Terms of
  Performance-Based Incentives to Assure
  Deductibility of Compensation Exceeding $1
  Million...........................................   18
Other Matters.......................................   20
Annex I.............................................  A-1

PROXY STATEMENT

- --------------------------------------------------------------------------------

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Premark International, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 4, 1994 and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 25, 1994.

VOTING AT THE MEETING

The Board of Directors (the "Board") has fixed the close of business on March 8, 1994, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 31,811,862 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed two officers of Chemical Bank, transfer agent for the Company, as independent inspectors to act at the meeting.

The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors, and the affirmative vote of a majority of the votes cast at the meeting for the approval of the independent auditors. Federal securities law regulations require the affirmative vote of a majority of the shares of the Company's common stock present, or represented, and entitled to vote at the meeting, for the approval of the 1994 Incentive Plan and for the approval of the material terms of performance-based incentives.

Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. Abstentions are not treated as votes cast for purposes of the election of directors and the approval of independent auditors, but they are treated as present and, therefore, as votes against the 1994 Incentive Plan and the proposal to approve the material terms of performance-based incentives.

1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term.

Four directors have been nominated by the Board for the term expiring at the 1997 annual meeting. The persons nominated are Clifford J. Grum, Bob Marbut, David R. Parker and James M. Ringler, all of whom are currently directors of the Company.

Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, the Board may either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------
- ---------------------------------------------------------------

      Name, Principal Business Positions         First
      for Past Five Years,                       Year
      Other Directorships,                       Elected
      Expiration of Term and Age                 Director
- ---------------------------------------------------------------
- --------------------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS FOR
  TERMS EXPIRING IN 1997:

CLIFFORD J. GRUM, Chairman and Chief Executive
Officer of Temple-Inland, Inc., a forest
products company. Mr. Grum serves as a director
of Cooper Industries, Inc. and Temple-Inland,
Inc. Age 59.                                      1986

BOB MARBUT, Chairman and Chief Executive
Officer of Argyle Communications, Inc., a
communications, marketing and consulting
company, since January 1992. He is also Chief
Executive Officer of Argyle Television Holding,
Inc., a television and communications holding
company, a position held since 1993. Prior
thereto, Mr. Marbut served in various executive
positions with Harte-Hanks Communications, Inc.
Mr. Marbut serves as a director of Argyle
Communications, Inc., Argyle Television
Holding, Inc., Diamond Shamrock, Inc. and
Tracor, Inc. Age 58.                              1986

DAVID R. PARKER, Chairman of ProSource, Inc., a
leading food-service distribution company since
June 1992. Prior thereto, Mr. Parker served in
various executive positions with Ryder System,
Inc. Age 50.                                      1990

JAMES M. RINGLER, President and Chief Oper-
ating Officer of the Company since June 1992,
having served as Executive Vice President since
January 1990, and President of its Food Equip-
ment Group since August 1990. Prior to 1990,
Mr. Ringler served as President of White
Consolidated Industries Major Appliance
Group, an appliance manufacturer and a
subsidiary of Electrolux AB. Mr. Ringler serves
as a director of Thiokol Corporation. Age 48.     1990

DIRECTORS CONTINUING IN OFFICE:

WARREN L. BATTS, Chairman of the Board and
Chief Executive Officer of the Company. Mr.
Batts serves as a director of Allstate Insur-
ance Company, Cooper Industries, Inc., Sears,
Roebuck and Co. and Sprint Corporation. Term
expires in 1995. Age 61.                          1986

WILLIAM O. BOURKE, retired in 1992 as Chairman
and Chief Executive Officer of Reynolds
Metals Company, an aluminum, gold and consumer
products company. Mr. Bourke serves as a
director of Merrill Lynch & Co., Inc., Reynolds
Metals Company and Sonat, Inc. Term expires in
1996. Age 66.                                     1989

RUTH M. DAVIS, PH.D., President and Chief
Executive Officer of The Pymatuning Group,
Inc., a technology management services firm.
Dr. Davis is Chairman of the Board of Trustees
of the Aerospace Corporation, and a Trustee of
Consolidated Edison Company of New York. She
also serves as a director of Air Products and
Chemicals, Inc., Ceridian Corporation, Giddings
and Lewis, Inc., Principal Mutual Life
Insurance Company, Sprint Corporation and
Varian Associates. Term expires in 1995. Age
65.                                               1986

LLOYD C. ELAM, M.D., Distinguished Professor
(after serving as Chancellor and as President)
of Meharry Medical College. Dr. Elam serves
as a director of Bell South Telecommunications,
Inc., First Union National Bank of Tennessee
and Merck & Co., Inc. Term expires in 1995. Age
65.                                               1986

JOSEPH E. LUECKE, retired Chairman of the Board
and Chief Executive Officer of Kemper
Corporation, an insurance and financial
services company, and retired Chairman of
Kemper National Insurance Companies. Mr. Luecke
serves as a director of Kemper Corporation.
Term expires in 1996. Age 67.                     1989

JOHN B. MCKINNON, Dean of the Babcock Graduate
School of Management, Wake Forest University
since July 1989. Prior thereto, Mr. McKinnon
served Sara Lee Corporation in various
executive positions, including President. Mr.
McKinnon serves as a director of Caraustar
Industries, Inc., Integon, Inc. and Morrison
Restaurants, Inc. Term expires in 1995. Age 59.   1986

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

      Name, Principal Business Positions         Year
             for Past Five Years,                First
             Other Directorships,                Elected
          Expiration of Term and Age             Director
- --------------------------------------------------------------------------------
ROBERT M. PRICE, retired in 1990 as Chairman of
the Board of Control Data Corporation, a
computer products company. Mr. Price serves as
a director of International Multifoods
Corporation, Public Service Company of New
Mexico, and Rohr Industries, Inc. Term expires
in 1996. Age 63.                                  1989

JANICE D. STONEY, retired in 1992 as Executive
Vice President, Total Quality System, U S WEST
Communications, Inc., a communications company
and an affiliate of US WEST, Inc., a position
she held since March 1991. Prior thereto, Mrs.
Stoney served in various executive positions
with US WEST, Inc. and its affiliates. Mrs.
Stoney serves as a director of Guarantee Mutual
Life Co., Norwest Bank -- Nebraska, Tennant
Company and Whirlpool Corporation. Term expires
in 1996. Age 53.                                  1989

BOARD COMMITTEES

The Audit Committee, which held 3 meetings in 1993, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it reviews systems of internal control and accounting policies. The Audit Committee charter provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries. Members of the Committee are Mr. Bourke (Chairperson), Dr. Davis, Messrs. Grum, McKinnon, Parker and Price and Mrs. Stoney.

The Committee on Directors, which held 2 meetings in 1993, identifies, reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee on Directors will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose to the Committee a candidate for Board membership should send to the attention of the Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and the complete business, professional and educational background of the proposed candidate. Members of this Committee are Dr. Davis (Chairperson), and Messrs. Bourke, Grum, Luecke, Marbut and McKinnon.

The Compensation and Employee Benefits Committee, which held 3 meetings in 1993, evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. In addition, it makes recommendations to the Board concerning certain employee benefit plan matters and directs the administration of and makes various determinations under the management incentive plans. Members of this Committee are Mr. Grum (Chairperson), Mr. Bourke, Dr. Elam, Mr. Luecke and Mrs. Stoney.

The Corporate Responsibility Committee, which held 2 meetings in 1993, monitors the Company's relationships with and support of various outside interests, including the communities within which it operates, and recommends corporate policies with respect to affirmative action, equal opportunity and similar issues of social significance. The Committee also reviews the Company's adherence to both the spirit and letter of the law in the areas of employee safety and health and environmental responsibility. Members of this Committee are Mr. Luecke (Chairperson), Dr. Davis, Dr. Elam and Messrs. Marbut and Price.

The Executive Committee, which did not meet in 1993, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Mr. Batts (Chairperson), Dr. Elam and Messrs. McKinnon, Price and Ringler.

The Finance Committee, which held 3 meetings in 1993, recommends to the Board dividends and financial policies. The Committee has authority to approve various financial transactions, and it reviews employee benefit plan investment policies and performance and establishes parameters thereunder. Members of this Committee are Mr. McKinnon (Chairperson), Messrs. Marbut, Parker, Price and Ringler and Mrs. Stoney.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

There were 5 Board meetings held in 1993. All of the directors attended all of the Board meetings and every meeting of the Board committees on which they serve.

- --------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 8, 1994, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. No director or officer owns more than 1% of the Company's common stock. Directors and officers as a group own 2.63%.

- --------------------------------------------------------------------------------

                                                   Shared       Shares that may
                                                Ownership or      be acquired
                                               held by or for   within 60 days                        Retirement     Total Shares
                                                   Family         of March 8,        Restricted      Savings Plan-   Beneficially
            Name              Sole Ownership      Members           1994(1)            Stock            401(k)          Owned
- ---------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts.............      284,716               --           22,000                --             9,850         316,566
William O. Bourke...........        1,225               --            2,000                --                --           3,225
Ruth M. Davis...............        1,390               --            1,016                --                --           2,406
Joseph W. Deering...........           --               --               --             5,000                --           5,000
Lloyd C. Elam...............        2,758               --            2,064                --                --           4,822
E.V. Goings.................        5,334               --               --            13,333                --          18,667
Clifford J. Grum............        2,062            4,000            2,000                --                --           8,062
Joseph E. Luecke............        1,000            1,000               --                --                --           2,000
Bob Marbut..................        1,235               --               --                --                --           1,235
John B. McKinnon............        2,400               --            2,000                --                --           4,400
David R. Parker.............           --            2,000            2,000                --                --           4,000
Robert M. Price.............        1,000               --            1,000                --                --           2,000
James M. Ringler............       14,500               --          100,000                --             1,898         116,398
Lawrence B. Skatoff.........           --            5,000               --                --               799           5,799
Janice D. Stoney............           --            1,200            2,000                --                --           3,200
All directors and executive
  officers as a group (25
  including the named
  individuals above)........      343,773          107,357(2)       321,680            35,833            34,908         844,551(2)
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Includes stock options granted under the Company's Stock Option Plan and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2) Excludes 11,699 shares for which voting and investment power is disclaimed.

- --------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company's common stock, which is the Company's only class of outstanding voting securities:
- --------------------------------------------------------------------------------

                                        Amount
                                          and
                                       Nature of     Percentage
Name and Address of                    Beneficial       of
Beneficial Owner                       Ownership       Class
- --------------------------------------------------------------------------------
FMR Corp.                              2,820,676(a)    8.87%
82 Devonshire Street
Boston, Mass.  02109
Bankers Trust New York Corporation     2,671,531(b)    8.40%
Post Office Box 318
Church Street Station
New York, New York 10008
Putnam Investments, Inc.               1,908,132(c)    6.00%
One Post Office Square
Boston, Massachusetts 02109

- --------------------------------------------------------------------------------

(a) As of December 31, 1993, FMR Corp., a parent holding company, had sole voting power with respect to 59,561 shares, and sole investment power with respect to 2,820,676 shares. Fidelity Management & Research Company, an investment adviser, and Fidelity Management Trust Company, a bank, both wholly-owned subsidiaries of FMR Corp., beneficially owned 2,759,615 shares and 29,661 shares, respectively.

(b) As of December 31, 1993, Bankers Trust New York Corporation and its wholly-owned subsidiary, Bankers Trust Company (the 'Bank'), were the beneficial owners of 556,213 shares. The Bank acts as trustee for various trust and employee benefit plans, and as an investment advisor. The Bank has sole voting power with respect to 463,416 shares, sole investment power with respect to 555,271 shares and shared voting and investment power with respect to 942 shares. The Bank serves as the Trustee of the Premark International, Inc. Master Defined Contribution Trust which holds 2,115,318 shares. These shares are held for the individual accounts of approximately 5,600 employees of the Company who participate in the company-sponsored plans. The Trustee must solicit and follow voting instructions from the participants. For shares not instructed and shares not yet allocated to participant accounts, the Trustee, in accordance with the terms of the trust, will vote the shares in the same proportions which the Trustee has been instructed to vote by the participants.

(c) As of December 31, 1993, certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are considered "beneficial owners" in the aggregate of the shares shown above, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Putnam Investments, Inc. had shared voting power with respect to 209,400 shares and shares investment power with respect to all the shares.

- --------------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND EMPLOYEE
BENEFITS COMMITTEE ON EXECUTIVE
COMPENSATION

The Compensation and Employee Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation, benefit, and retirement plans. The Committee is composed entirely of outside directors and generally meets 3 times each year.

EXECUTIVE COMPENSATION PHILOSOPHY

The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive for the purpose of enabling the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with business unit and/or Company performance.

The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual and long-term cash incentive compensation, and stock compensation consisting primarily of stock options and secondarily of restricted stock.

The Committee determines compensation competitiveness by referring at least annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include market values for base salaries, bonuses, total cash compensation, options and various other long-term incentives paid by companies with whom the Company may compete for executive talent. In addition, the Company uses a comparator group consisting of companies whose size, geographic diversity and product line diversification are similar to the Company's. This group includes companies of varying performance levels. The companies whose compensation data are represented in the various consultants' surveys are not the same companies which comprise the comparator group index in the Performance Graph included in this Proxy Statement. The Committee believes that the Company's competitors for executive talent are not confined to those companies that would be included in a comparator group established for comparing shareholder returns.

The Committee believes, based on studies supplied by an independent consultant, that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

     -- The Company's program emphasizes "at risk" pay such as bonuses, options, and long-term incentives.

     -- The Company's program emphasizes long-term compensation such as options and long-term incentives.

     -- Incentive plan formulas are based on financial results rather than individual performance against individual objectives.

In 1993, Congress enacted the Omnibus Reconciliation Act of 1993 (OBRA) which, among other things, establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Committee will attempt to conform executive compensation programs and payments to OBRA's deductibility requirements; however, the Committee reserves the right to forego deductibility if in its discretion it believes a particular compensation program or payment is consistent with the overall best interests of the Company and its shareholders. See the "Proposal to Approve the Material Terms of Performance-Based Incentives to Assure Deductibility of Compensation Exceeding $1 Million."

ANNUAL SALARIES

Salary ranges governing executives including the chief executive officer (the
CEO) and the other Named Officers are established annually based on the competitive data described earlier. Within those ranges, individual salaries are based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure. The CEO and chief operating officer receive salary increase consideration at approximately 18 month intervals, while other senior executives receive salary increase consideration at 12-15 month intervals.

Individual salary increases are based on the performance of the individual executives and on the overall performance of the company in the case of the CEO. Salary approvals of the CEO and the other Named Officers are made by the full Board upon the recommendation of the Committee.

SHORT-TERM INCENTIVES

The Company's annual cash incentive programs for executives are based on financial performance, and are designed to promote the annual objectives of the organization.

- --------------------------------------------------------------------------------

Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The CEO's and the other Named Officers' target incentive opportunities are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and other Named Officers' targets range from 50-65% of annual salary, and awards based on financial performance range from 0 to 200% of target.

Financial objectives are subject to review and approval by the Committee at the beginning of each year; for 1993, net income was the financial measure for all units and for the Company as a whole. Business units also were required to meet a prescribed working capital turnover standard to qualify for any incentive award. Because the Company far exceeded its net income performance goals, the awards to Messrs. Batts, Goings, Ringler and Skatoff were equal to 200% of those executives' targets, and to Mr. Deering, 152%. The average award to all the Named Officers' was 188% of target.

The Committee certifies to the actual performance achieved as a precondition to an award and reserves the right, in all cases, to reduce or withhold any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment to be given to nonrecurring items or extraordinary gains and losses. See, however, the discussion in the "Proposal to Approve the Material Terms of Performance-Based Incentives to Assure Deductibility of Compensation Exceeding $1 Million" for the treatment of similar issues in the future.

In certain cases, guaranteed minimum annual incentives may be agreed to at the time an executive is recruited. Such a guaranteed minimum was established as part of the employment agreement between the Company and Mr. Goings. See "Change-of-Control Arrangements and Employment Contracts."

LONG-TERM INCENTIVES

The Company's long-term cash incentive programs are based on financial performance, and are designed both to promote the long-term objectives of the organization, and to serve as a retention incentive. Participants include the CEO and the other Named Officers as well as key employees who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the organization. Each participant's target incentive opportunity is established as a percentage of salary, and is based on job level, impact on results, and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 25 - 32.5% of annual salary, and awards based on financial performance range from 0 to 300% of target.

Financial objectives are subject to review and approval by the Committee at the beginning of each performance period; for 1993, net income was the financial measure for all units and for the Company as a whole. Because the Company far exceeded its 1993 net income goals, awards to Messrs. Batts, Goings, Ringler and Skatoff were equal to 300% of those individual executives' targets, and to Mr. Deering, 228%. The average award to all the Named Officers was 282% of target. As described in the Long-Term Incentive Awards Table, and as shown in the "Other Annual Compensation" column of the Summary Compensation Table, these awards are not deemed earned and payable until an additional year of continued employment has been satisfied.

The Committee certifies to the actual performance achieved as a precondition to an award and reserves the right in all cases to reduce or withhold any formula-based award that in its judgment is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the treatment to be given to nonrecurring items or extraordinary gains and losses. See, however, the discussion in the "Proposal to Approve the Material Terms of Performance-Based Incentives to Assure Deductibility of Compensation Exceeding $1 Million" for the treatment of similar issues in the future.

STOCK OPTIONS

The grant of options to key employees encourages equity ownership and closely aligns management interest with the interests of shareholders. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, they provide an incentive to remain with the Company long-term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by senior officers.

Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on product, staffing, technology, pricing, investment or policy matters. The Committee determines annually the aggregate number of options granted and each individual grant to the CEO and the other Named Officers based on competitive norms derived from the survey sources referred to previously. The option price for shares is the fair market value of the shares on the date of grant. Options granted in 1993 are not exercisable until three years from the date of grant.

- --------------------------------------------------------------------------------

RESTRICTED STOCK

The Company no longer makes grants of restricted stock as part of its regular long-term incentive program, but restricted stock is awarded in certain special circumstances as a retention or performance incentive, as in the case of Mr. Goings, or, as in the case of Messrs. Ringler, Deering, and Skatoff, as compensation for the forfeited value of incentive or stock awards at previous employers.

CORPORATE PERFORMANCE & CEO PAY

Taking into account Mr. Batts' tenure, salary level, competitive salary data of other CEOs of similar-sized organizations, and Mr. Batts' recent compensation history, the Board made a $50,000 adjustment from $650,000 to $700,000 to Mr. Batts' salary in 1993.

In 1993, the Company had record net income of $172.5 million because of strong Tupperware performance, improvement in most other units, and a reduced corporate tax rate. Net income for 1993 increased 49% from 1992's $116 million, excluding the effects on 1992's results from the charge for restructuring the Tupperware U.S. operations and the adoption of two new accounting standards. Sales were up 5% to $3.1 billion.

Based on the above results, which surpassed net income goals, Mr. Batts was awarded a maximum annual incentive award of $910,000 (200% of target), up 160% from $350,000 in 1992. Mr. Batts' 1993 total of base salary and annual incentive award increased 59.3% to $1,593,333 from $1,000,000 in 1992. The Committee believes this award, and Mr. Batts' total of base and bonus for 1993, approaches the 75th percentile of pay for Company performance at approximately the same level.

Again due to having surpassed 1993's net income goals, Mr. Batts was awarded the maximum of $682,500 under the 1993-1994 Long-Term Incentive Plan (300% of target), which amount will not be earned and payable unless Mr. Batts continues in the Company's employment until such award becomes payable in January, 1995. The Committee believes this award to be in keeping with the Company's fine 1993 performance. In recognition of the Company's progress under Mr. Batts' leadership toward its long-term goal of increasing shareholder value, the Committee granted Mr. Batts a special bonus award of $500,000. It is not expected that this will be a recurring event.

The Committee granted 15,000 option shares to Mr. Batts, taking into consideration the scope of his responsibility, competitive awards granted to CEOs at like-sized organizations, the number of options previously granted to Mr. Batts, and Company performance. The Committee believes this option award to be competitive, yet somewhat smaller than a typical award for CEOs of like-sized organizations.

COMPENSATION AND EMPLOYEE
BENEFITS COMMITTEE
Clifford J. Grum -- Chairperson
William O. Bourke
Lloyd C. Elam
Joseph E. Luecke
Janice D. Stoney

- --------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to Standard & Poor's 500 Stock
Index and to the Value Line Diversified
Company Industry Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1988 and that all dividends were reinvested.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                      DECEMBER 1988 THROUGH DECEMBER 1993

      MEASUREMENT PERIOD          PREMARK IN-     VALUE LINE
    (FISCAL YEAR COVERED)         TERNATIONAL     DIVERSIFIED       S&P 500
1988                                    100.00          100.00          100.00
1989                                     99.84          121.71          131.59
1990                                     58.82           99.33          127.49
1991                                    141.86          132.40          166.17
1992                                    145.35          156.50          178.81
1993                                    292.33          205.34          196.75

- --------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following table sets forth the annual
and long-term compensation, attributable
to all service in the fiscal years 1993,
1992 and 1991, paid to those persons who
were at the end of the 1993 fiscal year
(i) the chief executive officer, and (ii)
the other four most highly compensated
executive officers of the Company (the
"Named Officers"):
- --------------------------------------------------------------------------------

                                                                                       Long-term Compensation
                                                                                      ------------------------
                                                    Annual Compensation                        Awards
                                          ----------------------------------------    ------------------------
                                                                         Other        Restricted                      All
                                                                         Annual         Stock       Securities       Other
                                                                      Compensation      Awards      Underlying    Compensation
Name and Principal Position       Year    Salary($)(1)    Bonus($)       ($)(2)         ($)(3)      Options(#)     ($)(2)(4)
- ------------------------------------------------------------------------------------------------------------------------------
WARREN L. BATTS.................  1993      $683,333      $910,000     $  500,000(5)          0       15,000        $ 91,272
Chairman of the Board and.......  1992      $650,000      $350,000     $  475,314(6)          0       35,000        $125,280
Chief Executive Officer.........  1991      $604,167      $760,500             --             0       29,000              --
JOSEPH W. DEERING(7)............  1993      $306,667      $243,200     $   56,446(8)          0        6,350        $  9,133
Group Vice President and........  1992      $163,654      $150,000             --      $173,750       30,000              --
President, Food Equipment Group.  1991           --           --              --            --           --              --
E.V. GOINGS(9)..................  1993      $325,000      $325,000             --             0        8,500        $ 18,422
Executive Vice President........  1992      $ 31,250      $150,000             --      $695,000       50,000              --
and President, Tupperware.......  1991            --           --              --            --           --              --
JAMES M. RINGLER................  1993      $460,000      $506,000             --             0        4,250        $ 57,672
President and Chief.............  1992      $447,500      $200,000     $  269,157(6)          0       15,000        $ 77,369
Operating Officer...............  1991      $435,000      $430,650             --             0       15,000              --
LAWRENCE B. SKATOFF(10).........  1993      $290,000      $290,000             --             0        6,350        $ 32,738
Senior Vice President and.......  1992      $275,000      $ 92,957     $   44,621(6)          0       12,500        $ 18,563
Chief Financial Officer.........  1991      $ 80,208      $100,000             --      $165,000       51,500              --

- ------------------------------------------------------------------------------------------------------------------------------

 (1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code"), as well as Code Section 125 contributions to flexible spending accounts under certain employee welfare plans.

 (2) Amounts of Other Annual Compensation and All Other Compensation are excluded for the year 1991 in accordance with the executive compensation reporting rules.

 (3) Represents the market value on the date of grant of restricted stock awarded under the Company's Restricted Stock Plan. The number, vesting schedule and value of restricted stock held at the end of the 1993 fiscal year are as follows:

                                                                                          Vesting Schedule
                                            Date of       Number of                     --------------------
      Name                                   Grant       Shares Held       Value        Shares        Date
      ------------------------------------  --------     -----------     ----------     -------     --------
      Mr. Batts...........................        --             0               --         --            --
      Mr. Deering.........................  06/15/92         5,000       $  401,250      1,666      06/15/95
                                                                                         1,667      06/15/96
                                                                                         1,667      06/15/97
      Mr. Goings..........................  11/23/92        13,333       $1,069,973      6,667      11/23/94
                                                                                         6,666      11/23/95
      Mr. Ringler.........................        --             0               --         --            --
      Mr. Skatoff.........................        --             0               --         --            --

       The Restricted Stock Plan provides that in the event of a Change of Control of the Company (as defined), all restricted stock shares become free of all restrictions and become nonforfeitable. Holders of restricted stock receive the same dividends as other common stock holders.

- --------------------------------------------------------------------------------

 (4) For the 1993 fiscal year, consists of annual Company contributions to defined contribution plans and amounts credited to the Supplemental Plan which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for benefit limits imposed by the Code as follows: Mr. Batts, $16,919 and $74,353; Mr. Deering, $3,997 and $5,136; Mr. Goings $16,919 and $1,503; Mr. Ringler,
      $16,919 and $40,753; and Mr. Skatoff, $16,919 and $15,819, respectively.

 (5) Represents a special bonus award in recognition of the Company's progress under Mr. Batts' leadership. It is not expected that this will be a recurring event.

 (6) Represents a 1992 payout based on 1991 performance under the Long-Term Incentive Plan (see page 13) but is included among the Annual Compensation data in accordance with the executive compensation reporting rules.

 (7)  Mr. Deering joined the Company on June 15, 1992.

 (8) Represents a 1993 payout based on 1992 performance under the Long-Term Incentive Plan (see page 13) but is included among the Annual Compensation data in accordance with the executive compensation reporting rules.

 (9)  Mr. Goings joined the Company on November 23, 1992.

(10)  Mr. Skatoff joined the Company on September 15, 1991.

- --------------------------------------------------------------------------------

STOCK OPTIONS

The following tables show grants, exercises and fiscal year-end values of stock options for the Named Officers under the Premark International, Inc. Stock Option Plan. The Plan permits the grant of stock appreciation rights ("SARs") in connection with all or any part of an option; however, no SARs have been granted.

                                                 OPTION GRANTS IN LAST FISCAL YEAR
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                       Individual Grants
                                                 -------------------------------------------------------------
                                                   Number of         % of Total
                                                   Securities         Options
                                                   Underlying        Granted to      Exercise or                   Grant Date
                                                    Options         Employees in     Base Price      Expiration   Present Value
Name                                             Granted (#)(1)     Fiscal Year       ($/Sh)(2)        Date          ($)(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts................................      15,000             4.26%          $ 77.25       11-02-03       $ 366,000
Joseph W. Deering..............................       6,350             1.81%          $ 77.25       11-02-03       $ 155,000
E. V. Goings...................................       8,500             2.42%          $ 77.25       11-02-03       $ 207,000
James M. Ringler...............................       4,250             1.21%          $ 77.25       11-02-03       $ 104,000
Lawrence B. Skatoff............................       6,350             1.81%          $ 77.25       11-02-03       $ 155,000
- ------------------------------------------------------------------------------------------------------------------------------------

(1)  These options will become exercisable on November 2, 1996.

(2) Stock options are granted at the average fair market value of the Company's common stock on the date of grant rounded up to the nearest nickel. The term of each option is 10 years and 1 day. The option price may be higher or lower than average fair market value at the discretion of the Compensation and Employee Benefits Committee, but no price has been other than fair market value to date. The Stock Option Plan provides that in the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the then fair market value of common stock in cash.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 2%, a risk-free interest rate of 5.29%, an historical stock price volatility of 30%, and an expected option life based on historical experience of 6 years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION VALUES
- --------------------------------------------------------------------------------------------------------------------

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised        In-The-Money Options at
                        Shares Acquired       Value           Options at FY-End (#)             FY-End($)(2)
                          on Exercise        Realized      ---------------------------   ---------------------------
Name                        (#)(1)            ($)(2)       Exercisable   Unexercisable   Exercisable   Unexercisable
- --------------------------------------------------------------------------------------------------------------------
Warren L. Batts.......      125,000(3)      $6,926,562       162,000         79,000      $9,873,750     $ 3,010,375
Joseph W. Deering.....            0                  0             0         36,350               0     $ 1,375,931
E. V. Goings..........            0                  0             0         58,500               0     $ 2,322,437
James M. Ringler......            0                  0       100,000         34,250      $6,088,500     $ 1,407,843
Lawrence B. Skatoff...            0                  0             0         70,350               0     $ 3,049,055
- --------------------------------------------------------------------------------------------------------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

(3) Mr. Batts exercised an option for 125,000 shares. He paid for the option by surrendering 32,859 previously-owned shares, and had the Company withhold 21,223 shares for taxes. This transaction increased his stockholdings from 158,700 to 229,618.

- --------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS

The following table shows long-term incentive awards made during 1993:

                                  LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
- -----------------------------------------------------------------------------------------------------------------
                                                          Performance or
                                                       Other Period Until
                                                          Maturation or             Estimated Future Payouts
Name                                                         Payout             Under Non-Stock Price-Based Plans
- -----------------------------------------------------------------------------------------------------------------
Warren L. Batts....................................          2 years                        $ 682,500
Joseph W. Deering..................................          2 years                        $ 182,400
E.V. Goings........................................          2 years                        $ 243,750
James M. Ringler...................................          2 years                        $ 379,500
Lawrence B. Skatoff................................          2 years                        $ 217,500
- -----------------------------------------------------------------------------------------------------------------

The Named Officers above participate in a 2-year Long-Term Incentive Plan which provides for an incentive opportunity based on meeting or exceeding financial objectives established by the Committee, and on continued employment over the following year. The amounts of the awards are determined by the first year's financial performance, but are not deemed earned and payable until the end of the second year of the Plan. Also the awards are subject to forfeiture if the participant's employment is terminated.

PENSION PLANS

PREMARK INTERNATIONAL, INC. BASE RETIREMENT PLAN

Messrs. Batts, Goings, Ringler and Skatoff participate in the Premark International, Inc. Base Retirement Plan (the "Base Plan") at 1% of career average pay. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years of service for each of the Named Officers are: Mr. Batts, 13.33; Mr. Goings, 1.083; Mr. Ringler, 4.0; and Mr. Skatoff, 2.33. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers in the Base Plan are: Mr. Batts, $185,359; Mr. Goings, $58,271; Mr. Ringler, $135,930; and Mr. Skatoff, $49,230. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Supplemental Plan.


PMI FOOD EQUIPMENT GROUP
RETIREMENT PLAN FOR SALARIED EMPLOYEES
- --------------------------------------------------------------------------------
                                       Years of Service
   Final         ------------------------------------------------------------
Average Pay         15           20           25           30           35
- ------------     --------     --------     --------     --------     --------
  $125,000       $ 27,188     $ 36,250     $ 45,313     $ 54,375     $ 63,438
   150,000         32,625       43,500       54,375       65,250       76,125
   175,000         38,063       50,750       63,438       76,125       88,813
   200,000         43,500       58,000       72,500       87,000      101,500
   225,000         48,938       65,250       81,563       97,875      114,188
   250,000         54,375       72,500       90,625      108,750      126,875
   300,000         65,250       87,000      108,750      130,500      152,250
   400,000         87,000      116,000      145,000      174,000      203,000
   450,000         97,875      130,500      163,125      195,750      228,375
   500,000        108,750      145,000      181,250      217,500      253,750
- -----------------------------------------------------------------------------

Mr. Deering participates in the Retirement Plan for Salaried Employees of the PMI Food Equipment Group. Compensation covered by the Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Mr. Deering was credited with 1.5833 years of service. Benefits are computed on a straight-life annuity basis and are subject to a Social Security offset.

- --------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

Non-employee directors receive (i) an
annual retainer fee of $22,000, (ii) an
additional retainer fee for serving on
Board committees (other than the
Executive Committee) of $3,000 per year, in the case of the committee chairperson, and $1,000 per year, in the case of the other members, and (iii) a fee of $1,000 for each meeting of the Board and for each meeting of any committee attended.

Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest would be credited at the prime rate.
Currently, no director has elected to
defer fees. Under the Company's Director
Stock Plan, non-employee directors may
elect to receive their annual retainers
in cash or in shares of Premark common
stock, or they may elect to apply the
retainer toward a reduced price on stock options. The Plan also provides that a grant of 1,000 shares of common stock is made to each new non-employee director after three months of service on the Board.

The following table sets forth the
retainers and fees paid to each
non-employee director for services in
1993:

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                             Annual Retainer
                                                     --------------------------------
                                                                  Applied to Stock
                                                                       Options
                                                                ---------------------     Committee
                                                     Paid in     No.                     Chairperson    Committee     Attendance
                     Director                         Cash      Shares    Price/Share        Fee        Member Fee       Fees
- ------------------------------------------------------------------------------------------------------------------------------------
William O. Bourke..................................       --    2,000       $ 38.25        $ 3,000        $2,000        $12,000
Ruth M. Davis......................................  $11,000    1,000       $ 38.25        $ 3,000        $2,000        $11,000
Lloyd C. Elam......................................       --    2,000       $ 38.25        $ 1,500        $2,000        $10,000
Clifford J. Grum...................................       --    2,000       $ 38.25        $ 3,000        $2,000        $12,000
Joseph E. Luecke...................................  $22,000       --            --        $ 1,500        $2,000        $10,000
Bob Marbut.........................................  $22,000       --            --             --        $3,000        $11,000
John B. McKinnon...................................       --    2,000       $ 38.25        $ 3,000        $2,000        $12,000
David R. Parker....................................       --    2,000       $ 38.25             --        $2,000        $10,000
Robert M. Price....................................  $11,000    1,000       $ 38.25             --        $2,500        $11,000
Janice D. Stoney...................................       --    2,000       $ 38.25             --        $3,000        $13,000
- ------------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

CHANGE-OF-CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with all of the Named Officers, which would become effective for a period of 3 years following a Change of Control. Such agreements require that the Named Officer continue to be employed in a substantially identical position. In the event that the employment of the person is terminated other than for cause or the person terminates employment within the 30-day period following the 1 year anniversary of the Change of Control for any reason, or at any time if there occurs one or more significantly unfavorable changes in the terms and conditions of his or her employment, each person would receive a lump sum equal to (a) 3 times the sum of
(i) annual base salary and (ii) the most recent award under the Annual Incentive Plan, plus (b) a prorated maximum award for the current year. The amount of any other severance payments would be subtracted from the amount payable under the employment agreement.

If any payment would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code, the Company will make the person whole with respect to any additional taxes due. In addition, each person will receive lifetime medical benefits substantially similar to those provided at the time of the Change of Control.

In November 1992, the Corporation entered into an employment agreement with Mr. Goings which provides for a beginning annual salary of $325,000, a guaranteed minimum annual incentive of $162,500 payable in 1994 for fiscal year 1993, and a guaranteed minimum long-term incentive of $81,500, payable in 1995 for the 1993-1994 incentive cycle. Reflected in the Summary Compensation Table is a 1992 one-time cash payment of $150,000 which replaced the cash incentive award Mr. Goings forfeited when he left his previous employer.

For the years 1994, 1995 and 1996, Mr. Goings will participate in an annual gainsharing program to be based on pre-tax segment income of Tupperware North America. Any gainsharing awards earned will be payable 50% in cash and 50% in restricted stock. The restrictions on the stock will lapse two years following the date of the award. Dividends will be paid on the restricted stock during the periods of restriction.

In addition to the annual gainsharing program, Mr. Goings will participate in annual incentive programs based on non-North-American Tupperware operations.

To replace stock compensation forfeited when Mr. Goings left his previous employer, he was granted a stock option for 50,000 shares which will become exercisable three years following the date of grant. He was awarded 20,000 shares of restricted stock which vest in one-third increments annually over a three-year period from date of award.

In the event Mr. Goings is terminated without cause, he will receive an amount equal to 2 times his base salary, offset by the Company's severance pay plan.

- --------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF
   INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board has appointed Price Waterhouse as independent auditors of the Company for the fiscal year ending December 31, 1994, which appointment will be proposed for ratification at the meeting. Price Waterhouse served as independent auditors of the Company for fiscal year 1993.

Services performed by Price Waterhouse as independent auditors for the 1993 fiscal year included, among others: the annual audit of the consolidated financial statements; audits or limited reviews of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans and trusts; and consultations in connection with various financial reporting, accounting, tax and other matters.

Representatives of Price Waterhouse will be present at the meeting to respond to questions of shareholders.

Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS.

3. PROPOSAL TO APPROVE THE PREMARK
   INTERNATIONAL, INC. 1994 INCENTIVE PLAN

The shareholders are asked to approve the Premark International, Inc. 1994 Incentive Plan (the "Plan").

The Plan was adopted on January 24, 1994 by the Board, subject to shareholder approval. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the interest of Plan participants to those of shareholders.

Upon approval of the Plan by shareholders, the following existing plans of the Company will automatically be terminated: Stock Option Plan, Restricted Stock Plan, Annual Incentive Plan, Performance Unit Plan and Phantom Stock Unit Appreciation Plan (the "Prior Plans"). The Board believes that the incentives created by the Prior Plans have contributed to the Company's attraction and retention of superior employees and its financial performance since 1986, and the incentives which will be created by this Plan will continue that contribution.

The following description of the components of the Plan is subject to the Plan provisions as set forth in Annex I to this Proxy Statement.

  AVAILABLE SHARES OF COMMON STOCK The number of shares of Common Stock available for stock-based awards under the Plan will be 1,150,000 initially, or approximately 3.6% of shares outstanding at March 8, 1994. Only 150,000 of such shares may be made available for the issuance of Restricted Stock Awards under the Plan. In addition, any shares remaining available for issuance under the Prior Plans shall be transferred to the Plan. As of March 8, 1994, 178,300 shares remained available for grants under the Stock Option Plan, and 93,020 shares remained available for grants under the Restricted Stock Plan.

For every share repurchased by the Company after shareholder approval of the Plan, an additional share shall become available for stock options under the Plan, up to a maximum of 1,500,000 additional shares. The Company announced in May 1993 its intent to purchase up to 3,000,000 of the Company's shares to be used to satisfy the exercise of employee stock options as well as for other general corporate needs, and as of March 8, 1994 has purchased approximately 990,000 shares. In 1990, the Company also purchased 3,500,000 shares.

In the event of a corporate restructuring of the Company affecting the shares, the number of shares available under the Plan, and the number, class and price of shares subject to outstanding awards under the Plan, would be adjusted to prevent dilution or enlargement of rights under the Plan or any awards.

- --------------------------------------------------------------------------------

  ADMINISTRATION OF THE PLAN The Plan will be administered by the Compensation and Employee Benefits Committee of the Board (the "Committee"), which shall be composed of non-employee, independent members of the Board who shall qualify as "disinterested directors" pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate its duties to the Chief Executive Officer and other members of management, except that awards and matters relating to the officers of the Company shall be made or administered only by the Committee.

  TYPES OF AWARDS AVAILABLE UNDER THE PLAN The following types of awards may be made under the Plan: performance awards, stock options, stock appreciation rights, and restricted stock awards.

  PERFORMANCE AWARDS Performance awards will be used to create annual and long-term incentives, which are a major component of the Company's management incentive program. The Committee has the discretion to establish the nature of the performance measures, the individual targets applicable to such measures, and the maximum awards to participants, as well as the right to make adjustments which may be necessary. Performance measures may include any deemed appropriate by the Committee, including without limitation, Economic Value Added, net income, working capital turns, segment profit, cash flow, share price, market share, sales, or earnings per share. Goals may be established which focus on specific performance by individuals or units within the Company, as well as the Company as a whole. The Committee will establish target levels for each performance measure, with different levels of awards to be paid for each level. See the discussion under "Proposal to Approve Material Terms of Performance-Based Incentives to Assure Deductibility of Compensation Exceeding $1 Million."

The Committee may establish different measures for different management groups. For instance, the 1994 annual and 1994-1996 long-term incentives for the Chief Executive Officer, the Chief Operating Officer and the corporate staff officers will be based upon Economic Value Added, a concept that measures net operating profit after taxes, less a charge for the Company's cost of capital. While certain of the Company's business unit management also will have long-term incentives based upon Economic Value Added, their annual incentives will be based primarily upon net income and working capital turns. See the table of New Plan Benefits appearing on page 19 of this Proxy Statement for amounts that could be earned commencing in 1994 under this Plan.

These awards may be payable either in cash, shares, or a combination of cash and shares. Awards may also be established in which the Committee requires the payment of a purchase price.

  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS Stock options may be issued under the Plan in the form of "non-qualified" or "incentive" stock options. Stock appreciation rights may be issued either in tandem with Stock Options or on a free-standing basis. No individual Plan participant may be awarded stock options or stock appreciation rights for shares of Common Stock exceeding 10% of the shares available for issuance under the Plan. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the price of a share of Common Stock on the date of the grant, and neither stock options nor stock appreciation rights may be repriced after grant without shareholder approval. A stock option or stock appreciation right may not be exercisable prior to six months following the date of grant, or exercisable after the tenth anniversary of its date of grant. The Company's practice over the past five years has been to grant stock options with three-year vesting periods except in isolated cases with newly-hired senior officers. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares.

There are no federal income tax consequences to either the Company or the participant as a result of the grant of either a "non-qualified" or "incentive" stock option, or upon the exercise of an "incentive" stock option. Upon the exercise of a "non-qualified" stock option, however, federal income, state income and social security taxes are payable by the participant based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a deduction is available to the Company for the same amount.

  RESTRICTED STOCK AWARDS The Committee may make restricted stock awards which shall be subject to periods of restrictions of not less than six months in length. During periods of restriction, participants may vote the shares and, if permitted by the Committee, receive dividends declared upon the shares. Shares will be forfeited by participants if they cease to be employed by the Company prior to the lapse of restrictions, unless otherwise determined by the Committee.

  GENERAL PROVISIONS RELATING TO THE PLAN The term of the Plan shall be ten years from the date of approval by shareholders. Any full-time employee of the Company and its subsidiaries as selected by the Committee is eligible to participate in the Plan. In the event of a Change in Control

- --------------------------------------------------------------------------------

as defined by the Plan, all outstanding awards immediately shall become vested and exercisable, with certain exceptions as provided in the Plan. Awards under the Plan may not be transferred except by will or the laws of descent and distribution, except that awards may be transferrable to immediate family members if permitted by the Committee. The payment of awards under the Plan may be deferred under certain circumstances, at the discretion of the Committee. The Committee has the authority to establish the rights of participants in all events of termination of employment, including death, disability, retirement or resignation, except that termination for cause results in immediate forfeiture of any awards under the Plan.

The Board may terminate, modify or amend the Plan, except that no modifications may be made without shareholder approval which would (i) increase shares available, (ii) modify eligibility requirements, or (iii) materially increase benefits.

The closing price of a share of Common Stock on March 8, 1994 was $82 3/4.

Approval of the Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN.

4. PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES TO ASSURE DEDUCTIBILITY OF COMPENSATION EXCEEDING $1 MILLION

Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), public companies may no longer deduct for tax purposes compensation in excess of $1 million per year paid to its CEO and other officers whose compensation is reported in the proxy statement. Stock options and other performance-based compensation which meet certain OBRA requirements, including shareholder approval and/or the institution of share grant limits as in the case of stock option grants, will not be subject to the $1 million limit.

The shareholders are asked to approve the material terms of the performance-based incentives established for the Company's senior officers, in order to satisfy the requirements of OBRA with respect to the deductibility of this compensation. The material terms consist of the following: (i) the individuals eligible to receive compensation, (ii) the business criteria on which annual and long-term performance incentives are based, and (iii) the maximum amounts of compensation payable.

ELIGIBLE INDIVIDUALS

The senior officers who are eligible for performance-based incentive awards shall include those individuals holding the following positions: Chief Executive Officer, Chief Operating Officer, and such other elected officers whose compensation may in any year be reportable in the Company's proxy statement.

BUSINESS CRITERIA

The Board believes the primary objective of management to be the long-term creation of shareholder value. In keeping with this belief, the Board empowers the Compensation and Employee Benefits Committee of the Board to prescribe annual and long-term performance-based incentives based on business criteria such as the following: net income, segment profit, or Economic Value Added (defined as net operating profit after taxes less a capital charge).

Commencing in 1994, the Annual Plan and the Long-Term Incentive Plan will use Economic Value Added goals for the CEO and other corporate executives. The goals for business unit executives shall be Economic Value Added, net income, segment profit and/or working capital turns.

The financial measurements used in performance goals shall exclude the effects of changes in accounting standards and non-recurring unusual events, such as write-

- --------------------------------------------------------------------------------

offs, capital gains and losses, and acquisitions and dispositions of businesses. However, the Compensation and Employee Benefits Committee retains the discretion to reduce performance-based incentive awards as a result of such events, and to interpret the plan or any award in accordance with its terms.

MAXIMUMS

The annual performance-based award and long-term performance-based award payable in any year to any senior officer will be a maximum of 130% of salary and 195% of salary, respectively. Awards paid will be based on a percentage of a participant's salary at the end of the performance period. Salaries will change from time to time. In no event will annual incentive payouts exceed $1.1 million or long-term incentive payouts exceed $2 million in any year. As illustrated in the table below, financial results would need to significantly exceed target levels for any executive to approach these levels, and only the CEO is expected to have the opportunity in the foreseeable future of approaching these amounts.

The following table sets forth the range of annual and long-term performance-based compensation that could be earned for the periods shown if the target and maximum levels of performance for the business criteria stated above are satisfied. In order for any incentive payments to be made, the Company must achieve certain threshold levels of performance. The long-term incentive targets and maximums are amounts applicable only to the first three-year cycle in the new long-term incentive program. It is expected that these amounts as a percentage of salary will be one-half these levels in subsequent cycles.

                               NEW PLAN BENEFITS
- --------------------------------------------------------------------------------

                                                   1994 Annual Incentive(1)                 1994-1996 Long-Term Incentive(1)
                                           -----------------------------------------   ------------------------------------------
                                                 Target                Maximum               Target                Maximum
                                           -------------------   -------------------   -------------------   --------------------
                                            % of                  % of                  % of                  % of
              Name, Position               Salary       $        Salary       $        Salary       $        Salary        $
- ---------------------------------------------------------------------------------------------------------------------------------
Warren L. Batts, Chairman and Chief
  Executive Officer.......................     65   $  455,000      130   $  910,000       65   $  455,000      195   $ 1,365,000
Joseph W. Deering, Group Vice President
  and President, Food Equipment Group.....     50      160,000      100      320,000       50      160,000      150       480,000
E. V. Goings, Executive Vice President and
  President, Tupperware...................     50      175,000      100      350,000       50      175,000      150       525,000
James M. Ringler, President and Chief
  Operating Officer.......................     55      275,000      110      550,000       55      275,000      165       825,000
Lawrence B. Skatoff, Senior Vice President
  and Chief Financial Officer.............     50      152,500      100      305,000       50      152,500      150       457,500
Executive Officers As A Group (15 persons
  including the Named Officers)...........  30-65    1,985,200   60-130    3,970,400    30-65    1,985,200   90-195     5,955,600
Non-Executive Officer Employees as a Group
  (51 persons for the Annual program and
  80 persons for the Long-Term Incentive
  program, both excluding the Executive
  Officers)...............................  25-50    2,544,875   50-100    5,089,750    15-50    3,883,970   45-150    11,651,910
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Based on current salaries.

Approval of these material terms requires the affirmative vote of a majority of the shares present, or represented and entitled to vote at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES TO ASSURE DEDUCTIBILITY OF COMPENSATION EXCEEDING $1 MILLION.

- --------------------------------------------------------------------------------

5. OTHER MATTERS

DISCRETIONARY AUTHORITY

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

NOTICE REQUIREMENTS

The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-Law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1995 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 24, 1994.

EXPENSES AND METHODS OF SOLICITATION

The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

Georgeson & Company Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid $10,000, plus expenses, for its services.

By order of the Board of Directors,

/s/ John M. Costigan
John M. Costigan
Secretary

Dated: March 25, 1994

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY. RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

- --------------------------------------------------------------------------------

                                                                         ANNEX I

                PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, PURPOSE, AND DURATION

  1.1 ESTABLISHMENT OF THE PLAN. Premark International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Premark International, Inc. 1994 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Performance Awards. Subject to ratification by the Company's shareholders, the Plan shall become effective as of May 4, 1994 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

  1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

  1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 4, 2004.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

          (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

          (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

          (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (f) "Change in Control" of the Company means:

               (i) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

               (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board

- --------------------------------------------------------------------------------
          (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

               (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

               (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (g) "Change in Control Price" shall mean the higher of (a) the Fair Market Value of a Share on the day of cancellation of an Award, and (b) the highest cash purchase price per Share paid in a Corporate Transaction.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards, or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.2.

          (j) "Company" means Premark International, Inc., a Delaware corporation, or any successor thereto as provided in Article 17 herein.

          (k) "Director" means any individual who is a member of the Board of Directors of the Company.

          (l) "Employee" means any full-time, nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (n) "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the average of the highest and lowest quoted selling prices on the nearest day before and/or the nearest day after the relevant date, as determined by the Committee.

          (o) "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.

          (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

- --------------------------------------------------------------------------------

          (q) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

          (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (s) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (u) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

          (v) "Performance Award" means an Award granted to an Employee, as described in Article 9 herein, including Performance Units and Performance Shares.

          (w) "Performance Period" means a time period during which performance goals established in connection with Performance Awards must be met.

          (x) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

          (y) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

          (z) "Period of Restriction" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

          (aa) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (ab) "Prior Plans" means, collectively, the Premark International, Inc. Stock Option Plan, the Premark International, Inc. Restricted Stock Plan, the Premark International, Inc. Performance Unit Plan, the Premark International, Inc. Annual Incentive Plan, and the Premark International, Inc. Phantom Stock Unit Appreciation Plan.

          (ac) "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein, the receipt of which shall be subject solely to the Period of Restriction.

          (ad) "Share" means a share of common stock of the Company.

          (ae) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

          (af) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

          (ag) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

          (ah) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board, or by any other Committee appointed by the Board consisting of not less than three (3) Directors who are not Employees; provided, however, that upon the date that the Plan is declared by the Board to be governed by rules under Section 16 of the Exchange Act effective May 1, 1991, as amended, such Committee may consist of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  The Committee shall be composed solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act,

- --------------------------------------------------------------------------------

the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3.

  3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Company's Restated Certificate of Incorporation or By-laws, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its duties under the Plan in whole or in part, on such terms and conditions as it shall determine, to the Chief Executive Officer of the Company and to other senior officers of the Company and its Subsidiaries, except that (i) only the Committee may select and make other decisions as to Awards to Participants who are subject to Section 16 of the Exchange Act, and (ii) no delegation shall be made if the consequence of such delegation would adversely affect the compliance of the Plan with the conditions established by Rule 16b-3 for exemption from Section 16 of the Exchange Act (or any successor provisions) or adversely affect the compliance of the Plan with
Section 162(m) of the Code (or any successor provisions) and any regulations promulgated thereunder.

  3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and Beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

  4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one million one hundred fifty thousand (1,150,000) plus the number of Shares reserved for Stock Option use under the Prior Plans and transferred to this Plan pursuant to Article 19; provided, however, that if during the term of the Plan the Company repurchases Shares, additional Options may be granted equal to the number of Shares so repurchased, except that no more than one million five hundred thousand (1,500,000) additional Shares shall be authorized for Options under this proviso; and provided further that the total number of such available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to one hundred fifty thousand (150,000) plus the number of Shares reserved for Restricted Stock use under the Prior Plans and transferred to this Plan pursuant to Article 19. These Shares may be either authorized but unissued or reacquired Shares.

  The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

          (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

          (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

          (c) The grant of a Tandem SAR shall not reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem
     SARs).

          (d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

          (e) The Committee shall reduce the appropriate number of Shares from the authorized pool where a Performance Award is payable in Shares.

          (f) The Shares subject to outstanding Awards under Prior Plans which are transferred to this Plan in accordance with Article 19 shall not reduce the number of Shares available for grant hereunder. The number of Shares reserved for use under the Prior Plans, upon transfer to this Plan in accordance with Article 19, shall be in addition to the total amount of Shares available for grant under this Plan as set forth in the first sentence of this Section 4.1.

  4.2 LAPSED AWARDS. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, forfeiture, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as
                                       A-4
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defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 or any successor rule of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan to Insiders, but shall be available for regrants under the Plan to Participants who are not Insiders.

  4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND PRICES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, spin-off, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number, class and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

  5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. The maximum number of Options which are available under the Plan for award to any individual Participant over the duration of the Plan shall not exceed ten percent (10%) of the amount of shares available under the Plan for issuance in the form of Options, as may be adjusted pursuant to the Plan.

  6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under Section 422 of the Code.

  6.3 OPTION PRICE. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than the Fair Market Value of a Share on the date the Option is granted, subject to adjustment pursuant to Section 4.3 herein. Options may not be repriced without shareholder approval.

  6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

  6.6 PAYMENT. (a) Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  (b) The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering to the Company, or certifying ownership by the Participant to the satisfaction of the Company of, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered or certified must have been held by the Participant for at least six (6) months prior to their tender or certification), or (iii) by a combination of (i) and (ii).

  (c) The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  (d) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

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  6.7 RESTRICTIONS ON SHARE TRANSFERABILITY.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8 NONTRANSFERABILITY OF OPTIONS. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of an Option by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The maximum number of SARs which are available under the Plan for award to any individual Participant over the duration of the Plan shall not exceed ten percent (10%) of the amount of shares available under the Plan for issuance in the form of SARs, as may be adjusted pursuant to the Plan.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant. SARs may not be repriced without shareholder approval.

  7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

  7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5 TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6 PAYMENT OF SAR AMOUNT. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

          (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Exchange Act.

  7.8 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or

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otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a SAR by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

ARTICLE 8. RESTRICTED STOCK

  8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine.

  8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

  8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Restricted Stock Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons, subject to any Period of Restriction.

  8.4 CERTIFICATE LEGEND. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

          "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Premark International, Inc. 1994 Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Premark International, Inc."

  The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  8.5 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 removed from his or her Share certificate.

  8.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. The Committee shall have the discretion to determine whether Participants who have been granted Restricted Stock will be entitled to dividends and other distributions paid on Shares during the Period of Restriction, and if so, the date of receipt. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

ARTICLE 9. PERFORMANCE AWARDS

  9.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

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

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  9.2 PERFORMANCE GOALS.  (a) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

  (b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

  (c) Performance Periods shall, in all cases, exceed six (6) months in length.

  9.3 VALUE OF PERFORMANCE UNITS/SHARES. (a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

  (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

  9.4 EARNING OF PERFORMANCE AWARDS.   After the applicable Performance Period
has ended, the holder of Performance Awards shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

  9.5 TIMING OF PAYMENT OF PERFORMANCE AWARDS. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. Participants may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

  9.6 NONTRANSFERABILITY.   Performance Awards may not be sold, transferred,
pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Beneficiary. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

ARTICLE 10. BENEFICIARY

  10.1 DESIGNATION.   Each Participant under the Plan may, from time to time,
name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or intervivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this
Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

  10.2 ABSENCE OF DESIGNATION.   In the absence of any such designation
contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

ARTICLE 11. DEFERRALS

  The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

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ARTICLE 12. RIGHTS OF EMPLOYEES

  12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

  12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

  13.1 ACCELERATION OF VESTING. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Awards outstanding and not then exercisable and vested as of the date such Change in Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. Upon termination of employment occurring as a consequence of a Change in Control, as determined by the Committee, an Option shall remain exercisable for seven months following such termination or until the expiration of the stated term of such Option, whichever period is shorter.

  13.2 SURRENDER IN LIEU OF ACCELERATION. During the 60-day period from and after a Change in Control, (the "Exercise Period"), a Participant who holds an Option shall have the right, in lieu of the payment of the exercise price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of an Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the exercise price per Share under the Option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section shall have been exercised; provided, however, that if the Change in Control is within six (6) months of the date of grant of a particular Option held by a Participant no such election shall be made by such Participant with respect to such Option prior to six (6) months from the date of grant. If the end of such 60-day period from and after a Change in Control is within six (6) months from the date of grant of an Option or the date of an Award, such Option or Award shall be cancelled in exchange for a cash payment to any Participant subject to Section 16 under the Exchange Act, effected on the day which is six (6) months and one day after the date of grant of such Option or Award, as the case may be, equal to (a) in the case of an Option, the Spread multiplied by the number of Shares granted under the Option, or (b) in the case of an Award, the Change in Control Price multiplied by the number of Shares comprising an outstanding Award. Notwithstanding the foregoing, if any right granted pursuant to this Section 13.2 would make a Change in Control transaction ineligible for pooling of interests accounting under the provisions of the Accounting Principles Board's Opinion No. 16 that but for this
Section 13.2 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this
Section 13.2 with shares of common stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder and which will not render the Change in Control transaction ineligible for pooling of interests accounting.

ARTICLE 14. DEATH AND TERMINATION

  The Committee shall have the authority to establish provisions from time to time governing the exercisability, vesting, forfeiture, payout or amount of Awards in respect of a Participant's death or disability, or termination of employment, whether as a consequence of retirement, resignation, involuntary termination or otherwise.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the short-swing profit rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such amendment or modification may:

          (a) Increase the total number of Shares which may be issued under this Plan, except as provided in Article 4 hereof; or

          (b) Modify the eligibility requirements; or

          (c) Materially increase the benefits accruing under the Plan.

  15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall have the right to replace any previously-granted Award under the

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Plan with an Award equal to the value of the replaced Award at the time of replacement, without obtaining the consent of the Participant holding such Award.

ARTICLE 16. WITHHOLDING

  16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

  16.2 SHARE WITHHOLDING. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

ARTICLE 17. SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

  18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with Section 18.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  Notwithstanding any other provision set forth in the Plan, if required by any rule or interpretation promulgated under Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

  18.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

ARTICLE 19. PRIOR PLANS

  Upon the approval by the Company's shareholders of this Plan, all outstanding grants and awards under the Prior Plans, as well as any Shares then-reserved for use under the Prior Plans, shall be deemed transferred to this Plan. The terms and conditions of any agreements issued pursuant to any of the Prior Plans shall remain unchanged and in full force and effect.

                                      A-10
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        [LOGO]                       PREMARK INTERNATIONAL, INC.
     INTERNATIONAL            1717 DEERFIELD ROAD, DEERFIELD, IL 60015
        CUSIP               PROXY FOR 1994 ANNUAL MEETING OF SHAREHOLDERS
     NO. 740459 10 2 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints WARREN L. BATTS, WILLIAM O. BOURKE and
     LLOYD C. ELAM, and each of them, with full power of substitution, proxies to vote the shares that the undersigned is entitled to vote as indicated on the matters described below and, in the discretion of such proxies, to vote on any other matter as may properly be presented, at the annual meeting of shareholders of Premark
     International, Inc. to be held on May 4, 1994 and at any adjournment thereof, and acknowledges receipt of the notice of meeting and proxy statement dated March 25, 1994 and the 1993 annual report to shareholders of Premark International, Inc.
- --------------------------------------------------------------------------------
      ITEM 1 -- THE ELECTION OF DIRECTORS: BOARD RECOMMENDS A VOTE FOR ALL NOMINEES.

      NOMINEES: CLIFFORD J. GRUM, BOB MARBUT, DAVID R. PARKER AND JAMES M.
      RINGLER

      / / FOR ALL NOMINEES EXCEPT THOSE WHOSE NAMES ARE INSERTED ON THE LINE BELOW.

      --------------------------------------------------------------------------

      / / WITHHOLD AUTHORITY TO VOTE FOR ALL OF THE NOMINEES
     ---------------------------------------------------------------------------

      ITEM 2 -- THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

      BOARD RECOMMENDS A VOTE FOR

      / / FOR                    / / AGAINST                    / / ABSTAIN

      ITEM 3 -- THE PROPOSAL TO APPROVE THE PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN.

      BOARD RECOMMENDS A VOTE FOR

      / / FOR                    / / AGAINST                    / / ABSTAIN
- --------------------------------------------------------------------------------

                  (continued, and to be signed, on other side)
- --------------------------------------------------------------------------------

     ---------------------------------------------------------------------------

                          (continued from other side)

     ITEM 4 -- THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF
     PERFORMANCE-BASED INCENTIVES.

     BOARD RECOMMENDS A VOTE FOR

     / / FOR                     / / AGAINST                   / / ABSTAIN
     ON THE BASIS OF THIS CARD WHEN PROPERLY EXECUTED, THE SHARES WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TAKEN AS AUTHORITY TO VOTE FOR THE ELECTION OF ALL OF THE NOMINEES IN ITEM 1, TO VOTE FOR ITEMS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES, TO VOTE UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                               ---------------------------
                                                        SIGNATURE

                                               ---------------------------
                                                        SIGNATURE

                                               DATE                 , 1994
                                                    ----------------
                                               IMPORTANT: PLEASE SIGN YOUR
                                               NAME OR NAMES EXACTLY AS
                                               SHOWN HEREON AND DATE YOUR
                                               PROXY IN THE BLANK SPACE
                                               PROVIDED ABOVE. FOR JOINT
                                               ACCOUNTS, EACH JOINT OWNER
                                               SHOULD SIGN. WHEN SIGNING
                                               AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE YOUR
                                               FULL TITLE AS SUCH.
- --------------------------------------------------------------------------------

                                                                  MARCH 25, 1994

TO: PARTICIPANTS IN EMPLOYEE BENEFIT PLANS
    OF PREMARK INTERNATIONAL, INC.

THE ANNUAL MEETING OF SHAREHOLDERS OF PREMARK INTERNATIONAL, INC. WILL BE HELD AT THE HEADQUARTERS OF THE CORPORATION, 1717 DEERFIELD ROAD, DEERFIELD, ILLINOIS, AT 1:30 P.M. ON WEDNESDAY, MAY 4, 1994.

AS A PARTICIPANT IN AN EMPLOYEE BENEFIT PLAN OF PREMARK INTERNATIONAL, INC., YOU ARE ENTITLED TO DIRECT THE VOTING OF THE NUMBER OF SHARES OF PREMARK COMMON STOCK INDICATED ON THE ENCLOSED CARD. ACCORDINGLY, USE THE ENCLOSED CARD TO CONVEY YOUR INSTRUCTIONS TO THE PLAN TRUSTEE WHO WILL VOTE THE SHARES ON YOUR BEHALF.

REGARDLESS OF THE NUMBER OF SHARES HELD IN TRUST ON YOUR BEHALF, EXERCISING YOUR VOTING INSTRUCTION RIGHT IS VERY IMPORTANT.

AFTER FILLING OUT THE ENCLOSED CARD, PLEASE SIGN AND DATE IT, AND RETURN IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE. NO POSTAGE IS NECESSARY.

                         PREMARK INTERNATIONAL, INC.
                  1717 DEERFIELD ROAD, DEERFIELD, IL  60015


                PROXY FOR 1994 ANNUAL MEETING OF SHAREHOLDERS


                                 MAY 4, 1994


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P       The undersigned hereby appoints Warren L. Batts, William O. Bourke
R       and Lloyd C. Elam, and each of them, proxies for the undersigned, with
O       full power of substitution, to vote the shares that the undersigned is
X       entitled to vote at the Annual Meeting of Shareholders of Premark
Y International, Inc., on May 4, 1994, and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly be presented.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
         PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
                      IN THE POSTPAID ENVELOPE PROVIDED.

                                                                                              Please mark
                                                               PROXY                   /X /   your votes
                                                                                              this way
                 -----------------------
                     NO. OF SHARES

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Items 2, 3 and 4 and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, AND "FOR" ITEMS 2, 3 AND 4.
                                                        WITHHOLD
                                               FOR       FOR ALL                                             FOR   AGAINST  ABSTAIN
ITEM 1 -        THE ELECTION OF DIRECTORS     /  /       /  /      ITEM 3 - THE PROSPOSAL TO APPROVE THE    /  /    /  /     /  /
                The Board recommends a vote                                 PREMARK INTERNATIONAL, INC.
                FOR all nominees.  Nominees:                                1994 INCENTIVE PLAN.
                Clifford J. Grum, Bob Marbut,
                David R, Parker and James M.                       ITEM 4 - THE PROPOSAL TO APPROVE THE     /  /    /  /     /  /
                Ringler.                                                    MATERIAL TERMS OF PERFORMANCE-
                                                                            BASED INCENTIVES
WITHHOLD FOR (Write that nominee's name in the space
provided below):

_____________________________________________

                                               FOR   AGAINST  ABSTAIN
ITEM 2 -  THE PROPOSAL TO RATIFY APPOINTMENT  /  /    /  /     /  /
          OF INDEPENDENT AUDITORS
                                                                                    I PLAN TO ATTEND MEETING        /  /
                                                                                    If you check this box to the right
                                                                                    an admission ticket will be sent to you

                                                                                    COMMENTS/ADDRESS CHANGE        /  /
                                                                                    Please mark this box if you have
                                                                                    written comments/address change
                                                                                        on the reverse side

                                                                        Receipt is hereby acknowledged of the notice of meeting and proxy statement dated March 25, 1994 and the 1993 annual
                                                                        report to shareholders of Premark International, Inc.

Signature(s) __________________________________________________________________   Date______________________________________
NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, adminstrator, trustee or guardian, please give full title as such.



                         PREMARK INTERNATIONAL, INC.
                   1717 DEERFIELD ROAD, DEERFIELD, IL 60015

                      VOTING INSTRUCTIONS TO TRUSTEE FOR
                     1994 ANNUAL MEETING OF STOCKHOLDERS


        As a participant in a benefit plan sponsored by Premark International, Inc., you have the right to give written instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 4, 1994 and at any adjournment thereof. In this connection, please indicate your voting choices on the reverse side of this card, sign and date it, and return it promptly in the postpaid envelope provided.




                            (Continued on Reverse)

                                                                                              Please mark
                                                VOTING INSTRUCTION CARD                /X /   your votes
                                                                                              this way
                 -----------------------
                     NO. OF SHARES

This voting instruction card when properly executed will be voted in the manner directed herein.  If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Items 2,
3 and 4, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any
adjournment thereof.   If this card is not returned or is returned unsigned, the trustee will note the shares in accordance with the terms of the Master Defined Contribution Trust.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, AND "FOR" ITEMS 2, 3 AND 4.
                                                        WITHHOLD
                                               FOR       FOR ALL                                             FOR   AGAINST  ABSTAIN
ITEM 1 -        THE ELECTION OF DIRECTORS     /  /       /  /      ITEM 3 - THE PROSPOSAL TO APPROVE THE    /  /    /  /     /  /
                The Board recommends a vote                                 PREMARK INTERNATIONAL, INC.
                FOR all nominees.  Nominees:                                1994 INCENTIVE PLAN.
                Clifford J. Grum, Bob Marbut,
                David R, Parker and James M.                       ITEM 4 - THE PROPOSAL TO APPROVE THE     /  /    /  /     /  /
                Ringler.                                                    MATERIAL TERMS OF PERFORMANCE-
                                                                            BASED INCENTIVES
WITHHOLD FOR (Write that nominee's name in the space
provided below):

_____________________________________________

                                               FOR   AGAINST  ABSTAIN
ITEM 2 -  THE PROPOSAL TO RATIFY APPOINTMENT  /  /    /  /     /  /
          OF INDEPENDENT AUDITORS


                                                                        Receipt is hereby acknowledged of the notice of meeting and proxy statement dated March 25, 1994 and the 1993 annual
                                                                        report to shareholders of Premark International, Inc.

Signature(s) __________________________________________________________________   Date______________________________________
NOTE:  Please mark, date and sign above and return in the enclosed envelope.

